                                                                 Exhibit 99.h.3.

                               PURCHASE AGREEMENT

                  This PURCHASE AGREEMENT made this 28th day of November, 2001, between MCG Capital Corporation, a Delaware corporation, (the "Company"), and FBR Asset Investment Corporation, a Virginia corporation ("FBR").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the Company has filed a registration statement on Form N-2 with the Securities and Exchange Commission (File No. 333-64596) (the "Registration Statement") relating to an initial public offering (the "IPO") of common stock of the Company, including a form of underwriting agreement filed as an exhibit thereto, which agreement will be entered into by the Company and the representatives of the several underwriters of the IPO (the "Underwriting Agreement");

                  WHEREAS, FBR wishes to purchase shares of common stock of the Company, subject to the completion of the IPO and the other terms and conditions set forth herein; and

                  WHEREAS, the Company has determined to issue and sell shares of its common stock to FBR on the terms and conditions set forth herein;

                  NOW, THEREFORE, the Company and FBR agree as follows:

                  1. Purchase and Sale of Shares. The Company hereby agrees to issue and sell to FBR, and FBR hereby agrees to purchase, 625,000 shares of Common Stock, par value $.01 per share (the "Shares"), at the First Time of Delivery, as such term is defined in the Underwriting Agreement. The purchase price for each Share shall be equal to the purchase price per share for the Firm Shares under the Underwriting Agreement.

                  2. Closing. The closing of the purchase and sale of Shares hereunder (the "Closing") shall take place concurrently with the closing contemplated by the First Time of Delivery under the Underwriting Agreement. At the Closing the Company shall deliver to FBR certificates representing the Shares registered in the name of FBR or in such other name as FBR shall request at least three days prior to the Closing, against payment of the purchase price for the shares by wire transfer of Federal (same day) funds to the account specified by the Company pursuant to the Underwriting Agreement. The certificates representing the Shares shall bear appropriate restrictive legends with respect to their status as restricted shares under the Securities Act of 1933, as amended (the "Securities Act"), and the resulting restrictions on transfers thereof.

                  3. Conditions. (a) The satisfaction or waiver by the Underwriters of all conditions precedent to the closing of the purchase and sale of the Firm Shares under the Underwriting Agreement shall be conditions precedent to the obligation of FBR to purchase and pay for the Shares hereunder. The following shall also be conditions precedent to the obligation of FBR to purchase and pay for the Shares:

               (i)  The  representations  and warranties  made by the Company in
                    Section 4 below shall be true and correct as of the Closing Date, provided that this clause (i) shall not apply to the extent that any truth or accuracy of a representation and warranty in Section 4 below is also a condition precedent to the obligations of the Underwriters under the Underwriting Agreement and such condition precedent has been waived by the Underwriters.

               (ii) The Company and each other party indicated in the signature blocks thereto shall have executed and delivered a Third Amended and Restated Registration Rights Agreement, substantially in the form set forth in Annex A hereto (the "Registration Rights Agreement"), and the Shares shall constitute "Registrable Securities" as defined in the Registration Rights Agreement.

               (iii)FBR shall have received legal opinions of Fried, Frank,
                    Harris, Shriver and Jacobson ("FFHSJ"), and Sutherland Asbill & Brennan LLP ("SAB"), special counsel to the Company, in each case in form and substance reasonably satisfactory to FBR, to the effect set forth in clauses
                    (ii), (iii) and (iv) of Section 4(a) below (it being understood that the opinion of SAB shall be limited to certain matters arising under the Investment Company Act of 1940 and that the opinion of FFHSJ need not express an opinion with respect to such matters, in each case to an extent consistent with the respective opinions of such counsel contemplated to be provided to the Underwriters pursuant to the Underwriting Agreement).

               (b) The following shall be conditions precedent to the obligation of the Company to issue and sell the Shares to
                    FBR:

               (i) the representations and warranties made by FBR in Section 4(b) below shall be true and correct as of the Closing Date.

               (ii) FBR shall have executed and delivered a "lock-up" agreement relating to the Shares substantially in the form set forth in Annex B hereto.

               (iii)FFHSJ shall have received a legal opinion of counsel of
                    Friedman, Billings, Ramsey & Co., Inc. (or such other counsel as FFHSJ may approve), in form and substance reasonably satisfactory to FFHSJ , to the effect that FBR is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, together with permission for FFHSJ to rely on such opinion for purposes of delivery of the opinion contemplated by Section 3(a)(iii) above.

                  4. Representations and Warranties

                  (a) The Company represents and warrants to FBR as follows:

               (i) The Company makes the representations set forth in paragraphs (a), (b), (c), (f), (g), (i), (j), and (k) of
                    Section 1 of the Underwriting Agreement, except that such representations and warranties shall relate, in addition and as the context may permit, to the execution and delivery by the Company of this Agreement and the Registration Rights Agreement and to the performance by the Company of its obligations hereunder and thereunder.

               (ii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental body or agency is required for the execution, delivery and performance by the Company of its obligations under this Agreement and the Registration Rights Agreement or for the issuance and sale of the Shares hereunder.

               (iii)Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms.

               (iv) When issued against payment therefore under this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable and FBR will own the Shares free and clear of any claims, liens or encumbrances of any kind.

                  (b) FBR represents and warrants to the Company as follows:

               (i) It is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

               (ii) This Agreement has been duly authorized, executed and delivered by FBR and constitutes a valid and legally binding agreement of FBR enforceable in accordance with its terms.

               (iii)It has received a copy of the Company's preliminary
                    prospectus (subject to completion, dated November 1, 2001) relating to the IPO (the "Preliminary Prospectus") and Pre-Effective Amendment No. 5 to the Registration Statement ("Amendment No. 5"), and has reviewed such prospectus and such amendment, including the information set forth under "Risk Factors", to the extent it has considered appropriate.

               (iv) It is capable of evaluating the merits and risks of the acquisition of the Shares, is acquiring the Shares for its own account, as principal, and is acquiring the Shares for investment and not with a view to the resale or distribution of all or any part of such Shares.

               (v) In making its decision to purchase the Shares under this Agreement, it has not sought the advice of the Company with respect to the tax, accounting, legal or other regulatory or investment issues relating to the Shares and the consummation of the transactions contemplated by this Agreement, and it is relying solely on the information set forth in the Preliminary Prospectus and the Registration Statement, including Amendment No. 5, and the representations and warranties of the Company in this Agreement.

               (vi) It acknowledges that the Shares have not been registered under the Securities and may not be offered or sold unless registered thereunder or unless an exemption from such registration is available, and it agrees not to reoffer or resell the Shares unless they are sold under an effective registration statement under the Securities Act, in reliance on Rule 144 under the Securities Act, or otherwise in a transaction not requiring registration under the Securities Act, and in any case in compliance with all applicable state securities laws.

                  5. Termination. This Agreement shall automatically terminate without further action by either party if (i) the Underwriting Agreement has not been executed and delivered by the parties thereto and become effective by 11:59 p.m. Eastern Time on November 29, 2001, or (ii) the Underwriting Agreement is terminated pursuant to its terms without the First Time of Delivery having occurred thereunder.

                  6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  7. Survival of Representations and Warranties. All representations, warranties and agreements contained herein or made in writing by or on behalf of FBR and the Company pursuant hereto shall survive the execution and delivery of this Agreement and the purchase and sale of the Shares hereunder for a period of three years from the date of this Agreement.

                  8. Use of Capitalized Terms. Capitalized terms used but not defined in this Agreement have the meanings specified in the Underwriting Agreement.

                  9. Counterparts. This Agreement may be executed by the parties hereto in separate and several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above mentioned.

                                     MCG CAPITAL CORPORATION




                                     By:___________________________
                                     Title:

                                     FBR ASSET INVESTMENT CORPORATION



                                     By:____________________________
                                     Title: